As filed with the Securities and Exchange Commission on August 24, 2006

                                                     Registration No. 333-136869

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                AMENDMENT NO.1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              WINTHROP REALTY TRUST
             (Exact name of registrant as specified in its charters)

               Ohio                                             34-6513659
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                          7 Bulfinch Place - Suite 500
                           Boston, Massachusetts 02114
                                 (617) 570-4600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 With copies to:

           Carolyn Tiffany                              David J. Heymann, Esq.
Chief Operating Officer and Secretary                 Post Heymann & Koffler LLP
        Winthrop Realty Trust                              Two Jericho Plaza
     7 Bulfinch Place - Suite 500                          Wing A, Suite 111
     Boston, Massachusetts 02114                        Jericho, New York 11753
            (617) 570-4600                                  (516) 681-3636

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

      Approximate date of commencement of sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box |_|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum       Proposed Maximum
   Title of Each Class of        Amount to be      Aggregate Offering     Aggregate Offering          Amount of
 Securities to be Registered    Registered (1)   Price Per Security(2)         Price (2)          Registration Fee
Common shares of beneficial    2,500,000 Shares          $6.17                $15,425,000             $1,651(3)
interest, par value $1 per
share

(1) In the event of a share split, dividend or similar transaction involving the registrant's common shares, in order to prevent dilution the number of shares registered shall automatically be increased to cover additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales price per share of the registrant's common shares on August 22, 2006 as reported on the New York Stock Exchange

(3) Previously paid.

                              EXPLANATORY PARAGRAPH

      This Post-effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-13689) is being filed solely to replace the Consent of Independent Registered Public Accounting Firm with respect to Deloitte & Touche LLP filed as Exhibit 23.1 to such Registration Statement with Exhibit 23.1 attached to this Amendment No. 1. The Registration Statement inadvertently attached an incorrect consent of Deloitte & Touche LLP.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Jericho, State of New York, on November 16, 2006.

WINTROP REALTY TRUST


By: /s/ PETER BRAVERMAN
    -------------------
        President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                Title                      Date
----                                -----                      ----


*                                   Trustee                    November 16, 2006
-------------------
Michael L. Ashner


/s/ Peter Braverman                 Trustee                    November 16, 2006
-------------------
Peter Braverman


*                                   Trustee                    November 16, 2006
-------------------
Bruce Berkowitz


*                                   Trustee                    November 16, 2006
-------------------
Arthur Blasberg, Jr.


*                                   Trustee                    November 16, 2006
-------------------
Talton Embry


*                                   Trustee                    November 16, 2006
-------------------
Howard Goldberg


*                                   Trustee                    November 16, 2006
-------------------
Steven Mandis


*By: /s/ PETER BRAVERMAN                                       November 16, 2006
     -------------------
         Peter Braverman
         Attorney-in-fact